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                                                                   EXHIBIT 10.16

                               AMENDMENT NO. 1 TO
                      FIRST AMENDED JOINT VENTURE AGREEMENT

                  This Amendment No. 1 ("Amendment No. 1"), dated as of January 1, 1999, to the first amended joint venture agreement (the "First Amended Agreement"), dated as of April 30, 1997, by and between ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), and ASSISTED LIVING EQUITIES, LLC, a New York limited liability company ("ALE").

                                   WITNESSETH:

                  WHEREAS, the parties entered into that certain joint venture agreement (together with the several agreements and instruments entered into in connection therewith or pursuant thereto, including without limitation the New York Addendum executed in connection therewith, the "Original Agreement"), dated as of September 11, 1996; and

                  WHEREAS, the parties amended and restated the Original Agreement in the form of the First Amended Agreement (subject to certain provisions of the Original Agreement which were stated to survive with respect to the Original NY Facilities as described in Article 2 of the First Amended Agreement); and

                  WHEREAS, the parties desire to amend certain provisions of the First Amended Agreement as set forth herein; and

                  WHEREAS, simultaneously herewith, the parties are entering into a second amended joint venture agreement (the "Second Amended Agreement"), the terms and conditions of which will pertain to Project Entities that are not Existing Project Entities or Grandfathered Project Entities (as each such term is defined herein); and

                  WHEREAS, the First Amended Agreement as amended by this Amendment No. 1 and the Second Amended Agreement will each be in full force and effect simultaneously as integral components of the expression of the parties' intentions and agreements, with the understanding that the First Amended Agreement as amended by this Amendment No. 1 will have application to the Existing Project Entities and the Grandfathered Project Entities and that the Second Amended Agreement will have application to all other Project Entities;

                  NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree that the provisions of the First Amended Agreement are hereby amended as follows:

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                  1.       Definitions

                  All terms utilized in this Amendment No. 1 without other definition shall have the respective meanings assigned thereto in the First Amended Agreement. In addition, (i) the term "ALS-Northeast Entity" shall be deemed to include a Corporate Licenseholder (as such term is defined herein), and (ii) the following terms shall have the indicated meanings:

                  "Corporate Licenseholder" shall mean any corporate entity the stock of which is owned by an ALS employee or former employee and that holds an "adult home" license for a Facility.

                  "Existing Project Entities" shall mean the Project Entities known as:

                        Williamsville/6076 Main Street, LLC;
                        Perinton Sully's Trail, LLC;
                        Manlius Highbridge Street, LLC; and
                        Niskayuna Pinecrest Drive, LLC.

                  "Grandfathered Project Entities" shall mean the seven Project Entities listed on Schedule 1 hereto plus a total of three additional Project Entities chosen by ALE and identified in one or more notices given to ALS on or prior to March 31, 1999, it being understood that ALE shall not have the right to so designate a Project Entity after the date on which ALE and ALS execute an Operating Agreement with respect to such Project Entity.

                  "Manager" shall mean ALS, ALS-New York, Inc. or such other Affiliate of ALS that acts as the manager of a Facility the license for which is held by a Corporate Licenseholder.

                  "MSA" shall mean the management services agreement between a given Corporate Licenseholder and its Manager.




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                  2.       Grandfathered Project Entities

                  All of the terms and conditions of the First Amended Agreement shall apply to the Grandfathered Project Entities except that ALE's equity ownership percentage in, and the percentage of the Mandatory Capital Call Contributions of the members that ALE is obligated to contribute to, each of the Grandfathered Project Entities shall be (i) in the case of any Grandfathered Project Entity listed on Schedule 1, the percentage figure listed on Schedule 1 opposite the name of such Grandfathered Project Entity, and (ii) in the case of any Grandfathered Project Entity that is identified by notice given by ALE to ALS on or prior to March 31, 1999, 35%. With the sole exception of the percentage ownership of ALE, including the percentage of the Mandatory Capital Call Contributions that ALE is obligated to make, each Grandfathered Project Entity shall be deemed to be a Project Entity that is a 49% Entity for purposes of the First Amended Agreement as amended by this Amendment No. 1 although the actual percentage ownership interest of ALE in such Grandfathered Project Entity shall be as set forth in the preceding sentence.

                  3.       Deal Flow Standard Met for 1998 and 1999

                  ALS and ALE agree that the Deal Flow Standard shall be deemed to have been met for the Joint Venture Agreement Years ended September 30, 1998 and September 30, 1999.

                  4.       Additional Governance Matters

                  A new paragraph (d) is hereby added to Section 3.8 of the First Amended Agreement reading as follows:

                  "(d) In the case of a Corporate Licenseholder with respect to a Facility, so long as ALE has an interest in such Facility or in such Corporate
Licenseholder:

                           (i) ALS shall not, without first obtaining the express written consent of ALE, cause the Manager to enter into or amend any subcontract with respect to any of the functions of the Manager to any third party on any basis that places an additional expense burden on the Facility not anticipated in the applicable Approved Business Plan (as such term is defined in the applicable Management Agreement) or the annual operating budget for such Facility that has been approved by ALE.

                           (ii) ALS shall cause the Manager to keep ALE informed and advised of any reports of inspection or investigation by any governmental agency and of any actual or threatened enforcement actions or other governmental citations which could result in fines or the revocation or suspension of the operating certificate of the Operator with respect to the Facility, and shall cause the Manager to consult with ALE in advance with respect to any response to any of the foregoing.


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                           (iii)    ALS shall not, without first obtaining the
         express written authorization of ALE, cause the Manager to draw on the Facility Account to pay any amounts that are not Facility Expenses, such consent not to be unreasonably withheld.

                           (iv) ALS shall cause the Manager to provide to ALE its calculation of all amounts paid or payable, pursuant to the MSA, as Base Management Fees.

                           (v) In the circumstances described in Section 6.4(b) of the MSA, ALS shall not permit the Manager to engage a submanager unless ALE shall have given its prior written consent to the identity and terms of engagement of such submanager, such consent not to be unreasonably withheld.

                           (vi) With respect to each Facility and each fiscal period, ALS shall cause the Manager to adopt for such Facility and for such period, and to abide by, in all material respects, an annual operating budget with respect to such Facility and for such period that has been consented to by ALE, such consent not to be unreasonably withheld."

         5.       Cash Flow Distributions

                  A new first sentence is hereby added to Section 3.15(e) of the First Amended Agreement reading as follows:

                  "Each Project Entity shall determine on a quarterly basis its cash flow after the payment of scheduled debt service and operating expenses and after the payment of scheduled management fees for such quarter, and shall distribute such cash flow in proportion to the parties' respective Percentage Interests."

                  A new final sentence is hereby added to Section 3.15(e) of the First Amended Agreement reading as follows:

                  "The Project Agreements of each Project Entity (including the Project Agreements of the Grandfathered Project Entities) shall be amended or be prepared so as to conform to the provisions of this
         Section 3.15(e)."

         6.       Cross Default

                  Any breach or default by a party under the Second Amended Agreement which extends beyond the applicable grace or cure period, if any, shall also constitute a breach or default by such party beyond any applicable grace or cure period under the First Amended Agreement as amended by this Amendment No. 1.


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                  7.       Counterparts

                  This Amendment No. 1 may be executed in counterparts each of which shall be considered an original and all of which together shall constitute one and the same instrument.

                  8.       No Further Amendments

                  Except as expressly amended hereby, the First Amended Agreement is hereby ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                              ALTERNATIVE LIVING SERVICES, INC.



                              BY:    /s/ Mark W. Ohlendorf
                                  ------------------------------------------
                              ITS:   Senior Vice President
                                  ------------------------------------------


                              ASSISTED LIVING EQUITIES, LLC



                              BY:    /s/ Neil A. Rube
                                  ------------------------------------------
                              ITS:   Executive Committee Member
                                  ------------------------------------------







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                                   SCHEDULE 1

                         GRANDFATHERED PROJECT ENTITIES



                                                   ALE Percentage
                    Facility                           Ownership
                    --------                           ---------

               Greece II, NY                             35%
               Saratoga Springs, NY                      35%
               Orchard Park, NY                          49%
               Ithaca I, NY                              35%
               Ithaca II, NY                             35%
               Farmington, CT                            35%
               Glastonbury Clare Bridge, CT              35%








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